EXHIBIT 10.40

                                LICENSE AGREEMENT

        THIS LICENSE AGREEMENT (the "Agreement") is effective as of August 9, 1996 (hereinafter the "Effective Date") by and between Joseph A. Bonola, D.D.S., located at 1109 Smethwick Cove, Keller, Texas 76428 (hereinafter referred to as "Licensor"), and Castle Dental Centers of Texas, Inc., a corporation organized and existing under the laws of the State of Texas, located at 1360 Post Oak Boulevard, Suite 1300, Houston, Texas 77056 (hereinafter referred to as "Licensee").

        WHEREAS, Licensor and Licensee are parties to (i) that certain Asset Purchase Agreement of even date herewith and (ii) that certain Plan and Agreement of Reorganization of even date herewith, whereby Licensee has agreed to purchase substantially all of the assets of certain entities owned by Licensor;

        WHEREAS, Licensor is the owner of or has the rights to license the service mark and trademark and registration thereof attached as Exhibit A hereto (the "Mark");

        WHEREAS, Licensee desires to obtain a license from Licensor to use the Mark solely in connection with the practice of dentistry and advertising related thereto; and

        NOW, THEREFORE, in consideration of the foregoing, and of the mutual promises hereinafter set forth, the parties agree as follows:

1.      DEFINITIONS

        In this Agreement, the following term shall have the meaning set forth below:

"Territory" shall mean the areas where the following dental facilities are located: S. A. Dental Services, P.C., C.A. Dental Services, P.C., S.C.A. Dental Services, P.C., Austin Periodontist Associates, Inc., N.A. Dental Services, P.C., EFW Dental Services, P.C., HDC Dental Services, P.C., Midcities Dental Services, P.C., NEFW Dental Services, P.C. and West Ft. Worth Dental Services, P.C.

2.      TERM

        2.1 Subject to the provisions of Article 8 herein, this Agreement shall terminate on August 9, 1998, unless sooner terminated as provided for herein.

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3.      GRANT OF LICENSE

        3.1 Subject to the provisions of this Agreement, Licensor grants to Licensee, and Licensee accepts, a fully paid license to use the Mark in the Territory solely in connection with the practice of dentistry and advertising related thereto.

        3.2 Licensee shall not use the Mark other than as provided in Section
3.1 hereof.

4.      QUALITY STANDARDS

        4.1 Licensee agrees that the nature and quality of: (1) all dental services rendered by related facilities of Licensee in connection with the Mark; and (2) all related advertising, promotional, and other related uses of the Mark by Licensee shall conform to standards set by, and be under the control of, Licensor. The quality of services, advertising and other uses by Licensor under the Mark is hereby adopted as acceptable quality standards applicable to Licensee's use of the Mark. Licensor will not object to Licensee's use of the Mark in association with services, advertising, or other permitted uses equal to or exceeding such standard. Licensee may not reduce such quality or product specifications without the prior written consent of Licensor.

5.      THE MARK

        5.1 Licensee acknowledges the ownership of the Mark by Licensor, agrees that it will do nothing inconsistent with such ownership, and that all use of the Mark by Licensee and all good will developed therefrom shall inure to the benefit of and be on behalf of Licensor.

        5.2 Licensee shall include all notices and legends with respect to the Mark as is or may be required by applicable federal, state, and local laws or which may be reasonably requested by Licensor.

6.      INFRINGEMENT

        6.1 Licensee shall promptly notify Licensor of any actual or threatened infringements, imitations, or unauthorized use of the Mark by third parties of which Licensee becomes aware. Licensor shall have the sole right, at its expense, to bring any action or account of any such infringements, imitations, or unauthorized use. Licensor shall bear the costs and expenses of any infringement proceeding.

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7.      WARRANTIES BY LICENSOR; INDEMNIFICATION

        7.1 Licensor hereby warrants that Horizon Dental Associates, an unincorporated association, is the current record owner of the Mark and that Licensor has the authority and right to license the Mark to Licensee hereto.

        7.2 Licensor will at all times indemnify and hold harmless Licensee and its agents and servants from and against any and all claims arising out of a breach by Licensor of this Agreement including but not limited to any and all claims arising out of (i) Licensor's breach of the warranties made by Licensor in this Agreement and (ii) infringement of any intellectual property right of any third party. This right of indemnification shall be in addition to any other remedies to which Licensor may be entitled at law or equity.

        7.3 Licensee agrees to indemnify and hold harmless Licensor from and against any and all loss, cost, claim, liability or damage occasioned by a related to any breach by Licensee of this Agreement. This right of indemnification shall be in addition to any other remedies to which Licensor may be entitled at law or equity.

8.      TERMINATION

        8.1 Licensor shall have the right to terminate this Agreement effective immediately upon Licensee's receipt of written notice from Licensor in the event of any affirmative act of insolvency by Licensee, or upon the appointment of any receiver or trustee to take possession of the properties of Licensee or upon the winding-up, sale, consolidation, merger, or any sequestration by governmental authority of Licensee, or upon any breach of any of the duties and obligations of Licensee under this Agreement.

        8.2 The exercise of any right to terminate under this Article 8 shall not affect any rights which have accrued prior to termination and shall be without prejudice to any other legal or equitable remedies to which Licensor may be entitled by reason of such rights.

9.      EFFECTS OF AND PROCEDURE ON TERMINATION

        9.1 Upon the expiration or termination of this Agreement, Licensee agrees immediately to discontinue all use of the Mark and any term confusingly similar thereto, to destroy all printed materials bearing the Mark, and that all rights in the Mark and the good will connected therewith shall remain the property of Licensor.

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10.     ASSIGNMENT

        10.1 This Agreement may be assigned (i) by Licensor or (ii) by Licensee in connection with the sale or transfer by Licensee of all or substantially all of its business, in connection with a merger or consolidation of Licensee, or to an affiliate of Licensee.

11.     NOTICES

        11.1 Any notice, demand, waiver, consent, approval, or disapproval (collectively referred to as "notice") required or permitted herein shall be in writing and shall be given personally, by messenger, by air courier, by telecopy, or by prepaid registered or certified mail, with return receipt requested, addressed to the parties at their respective addresses set forth above or at such other address as a party may hereafter designate in writing to the other party.

        11.2   A notice shall be deemed received on the date of receipt.

12.     APPLICABLE LAW

        12.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of laws. Any case, controversy, suit, action, or proceeding arising out of, in connection with, or related to, this Agreement shall be brought in any federal or state court located in the State of Texas.

13.     MODIFICATION, AMENDMENT, SUPPLEMENT, OR WAIVER

        13.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements, promises, representations, understandings, and negotiations, whether written or oral.

        13.2 No modification, amendment, supplement to or waiver of this Agreement or any of its provisions shall be binding upon the parties hereto unless made in writing and duly signed by both of the parties to this Agreement. A waiver by either party of any of the terms or conditions of this Agreement in any one instance shall not be deemed a waiver of such terms or conditions in the future.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the Effective Date.


                                            Joseph A. Bonola, D.D.S. (Licensor)



                                            CASTLE DENTAL CENTERS OF TEXAS, INC.
                                            (Licensee)

                                            By:
                                                   Seth Miller
                                                   President

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                                    Exhibit A

TRADEMARK AND SERVICE MARK:

NUMBER                                 TRADEMARK             REGISTRATION DATE
39280                      Horizon Dental and Design         October 9, 1991

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